Exhibit 14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this combined Prospectus/Proxy Statement on Form N-14 (“Registration Statement”) of our report dated November 24, 2003, relating to the financial statements and financial highlights which appear in the September 30, 2003 Annual Report to Shareholders of the Scudder Mid Cap Growth Fund (formerly Scudder Mid Cap Fund) (a series of Scudder Advisor Funds) which is also incorporated by reference into this Registration Statement. We also consent to the references to us under the headings “Service Providers”, “Form of Agreement and Plan of Reorganization” in Exhibit A, “Independent Registered Public Accounting Firm and Reports to Shareholders”, “Financial Highlights” and “Financial Statements” in such Registration Statement. We also consent to the reference to us under the heading “Counsel and Independent Registered Public Accounting Firm” included in Form N-1A dated August 31, 2004 of Scudder Mid Cap Growth Fund included with such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

October 14, 2004

Exhibit 14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Service Providers” for Scudder Dynamic Growth Fund (“the Fund”) in the Prospectus/Proxy Statement of the Scudder Advisor Funds and to the references to us included in the Fund’s Prospectus and Statement of Additional Information dated December 1, 2003 which are incorporated by reference, and to the incorporation by reference in Pre-Effective Amendment Number 1 to the Registration Statement (Form N-14, No. 333-117872) of our report dated November 14, 2003 on the financial statements and financial highlights of the Fund included in the Annual Report dated September 30, 2003.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

October 13, 2004